Exhibit 10.2
IN THE CIRCUIT COURT OF THE SECOND JUDICIAL CIRCUIT
IN AND FOR LEON COUNTY, FLORIDA

TARPON BAY PARTNERS, LLC,

Plaintiff,

v. PREMIER BRANDS, INC., Defendant.	CASE NO. 2014-CA-263

ORDER GRANTING APPROVAL OF SETTLEMENT
AGREEMENT AND STIPULATION

This matter came before the Court on March 11, 2014, for a hearing on Plaintiff's Motion for Approval of Settlement Agreement and Stipulation, and Request for Fairness Hearing. The Parties have entered into a written Settlement Agreement and Stipulation, a copy of which is attached hereto. The Court having held a hearing as to the fairness of the terms and conditions of the Settlement Agreement and Stipulation, and being otherwise fully advised in the premises, the Court finds as follows:

1. The Court has been advised that the Parties intend that the sale of the "Settlement Shares" (as defined by the Settlement Agreement and Stipulation) to and the resale of the Settlement Shares by Plaintiff in the United States, assuming satisfaction of all other applicable securities laws and regulations, will be exempt from registration under the Securities Act of 1933 (the "Securities Act") in reliance upon Section 3(a)(10) of the Securities Act based upon this Court's finding herein that the terms and conditions of the issuance of the Settlement Shares by Defendant to Plaintiff are fair to Plaintiff.

2. The hearing was scheduled upon the consent of Plaintiff and Defendant, Plaintiff has had adequate notice of the hearing, and Plaintiff is the only party to whom Shares will be issued pursuant to the Settlement Agreement and Stipulation.

3. The terms and conditions of the issuance of the Settlement Shares in exchange for the release of certain claims as set forth in the Settlement Agreement and Stipulation are fair to Plaintiff, the only party to whom the Settlement Shares will be issued.

4. The fairness hearing was open to Plaintiff and any other interested parties. Plaintiff and Defendant were represented by counsel at the hearing who acknowledged that adequate notice of the hearing was given and consented to the entry of this Order.

5. Based upon the above, the Court finds the Settlement Agreement and Stipulation to be both procedurally and substantively fair to the Plaintiff, and hereby approves same.

It is hereby ORDERED AND ADJUDGED that the Settlement Agreement and Stipulation is hereby approved as fair to the party to whom the Settlement Shares will be issued, within the meaning of Section 3(a)(10) of the Securities Act, and that the sale of the Settlement Shares to Plaintiff and the resale of the Settlement Shares in the United States by Plaintiff, assuming satisfaction of all other applicable securities laws and regulations, will be exempt from registration under the Securities Act of 1933.

DONE AND ORDERED at Tallahassee, Leon County, Florida, this 11th day of  March,2014.

By:	/s/ JOHN C. COOPER
JOHN C. COOPER CIRCUIT JUDGE

cc: E. Dylan Rivers, Esquire
      Jorge Olson